                                                                    EXHIBIT 1.1

                               YELLOWBRIX, INC.

                           [______________ SHARES]

                                 COMMON STOCK

                            UNDERWRITING AGREEMENT



                                                               __________, 2000

CHASE SECURITIES INC.
DAIN RAUSCHER INCORPORATED
WIT SOUNDVIEW CORPORATION
    As Representatives of the Several Underwriters
c/o Chase Securities Inc.
One Bush Street
San Francisco, CA 94104

Ladies and Gentlemen:

      YellowBrix, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell shares of its authorized but unissued Common Stock, $.001 par value ("COMMON STOCK") (said ____ shares of Common Stock being herein called the "UNDERWRITTEN STOCK"). The Company proposes to grant to the Underwriters (as hereinafter defined) an option to purchase up to _____ additional shares of Common Stock (herein called the "OPTION STOCK" and with the Underwritten Stock herein collectively called the "STOCK"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned.

      The Company hereby confirms the agreements made with respect to the purchase of the Stock by the several underwriters, for whom you are acting, named in Schedule I hereto (herein collectively called the "UNDERWRITERS," which term shall also include any underwriter purchasing Stock pursuant to
Section 3(b) hereof). As part of the offering contemplated by this Underwriting Agreement, the Underwriters have agreed to reserve out of the Underwritten Stock pursuant to this Underwriting Agreement, up to _______ shares of Common Stock for sale to the Company's directors, officers, employees, vendors, strategic partners (including those referenced in the Registration Statement and the Prospectus (as defined herein)) and other parties associated with the Company (collectively, "PARTICIPANTS"), as set forth in the Registration Statement and Prospectus (the "DIRECTED SHARE PROGRAM"). The Underwritten Stock to be sold by the Underwriters pursuant to the Directed Share Program (the "DIRECTED SHARES") will be sold by the Underwriters pursuant to this Underwriting Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by a Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriter as set forth in the Prospectus. You represent and warrant that you have been authorized by each of the other Underwriters to enter into this Agreement on its behalf and to act for it in the manner herein provided.

                                       1.

1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (herein called the "COMMISSION") a registration statement on Form S-1 (No. 333-48354), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "SECURITIES ACT") of the Stock. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.

       The term "REGISTRATION STATEMENT" as used in this Underwriting Agreement shall mean such registration statement, including all exhibits and financial statements and all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Stock (herein called a Rule 462(b) registration statement), and, in the event of any amendment thereto after the effective date of such registration statement (the "EFFECTIVE DATE"), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term "PROSPECTUS" as used in this Underwriting Agreement shall mean the prospectus relating to the Stock first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "PRELIMINARY PROSPECTUS" as used in this Agreement shall mean each preliminary prospectus included in any registration statement referred to above other than the Registration Statement prior to the time it becomes effective.

       The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed on or prior to the date of this Underwriting Agreement. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus has been issued by the Commission. Each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this sentence shall apply to statements in, or omissions from, any Preliminary Prospectus that were made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in any Prospectus, it being understood that the only information so furnished shall be that which is specified in Section 4(b) hereof. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

       (a)     The Company hereby represents and warrants as follows:

                                       2.

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own or lease its properties and conduct its business as now, or as proposed to be, conducted as described in the Registration Statement and the Prospectus (collectively, the "BUSINESS"). The Company is duly qualified as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of its Business makes qualification necessary (except where the failure to be so qualified would not have a material adverse effect on the Business, or the assets, management, general affairs, properties, stockholders' equity, financial condition or results of operations of the Company). The Company does not own or control (as such term is defined in Rule 405 under the Securities Act), directly or indirectly, any corporation, association or other entity.

               (ii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus (A) there has not been any change in the capital stock or long-term debt of the Company, (B) there has not been any material adverse change in the Business or the assets, management, general affairs, properties, stockholders' equity, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, other than as set forth in the Registration Statement and the Prospectus (any such change or effect, where the context so requires, is called a "MATERIAL ADVERSE CHANGE" or a "MATERIAL ADVERSE EFFECT"), (C) there has not been any material loss or interference with the Business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor or employment dispute or court or governmental action, order or decree other than as set forth in the Registration Statement and the Prospectus, and (D) the Company has not entered into any material transaction not referred to in the Registration Statement and the Prospectus, except in the ordinary course of business.

               (iii) The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date the Prospectus did not and, on the Closing Date and any later date on which Option Stock is to be purchased, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph (iii) shall apply to provided, however, that none of the representations and warranties in this sentence shall apply to statements in, or omissions from, the Registration Statement and the Prospectus that were made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters for use in the Registration Statement or the Prospectus, it being understood that the only information so furnished shall be that which is specified in Section 4(b) hereof (the "UNDERWRITER PROVIDED INFORMATION"). There are no contracts, other documents or other agreements required to be described in the Registration Statement and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations thereunder which have not been described or filed as required; the contracts so described in the Registration Statement and the Prospectus are in

                                       3.

full force and effect on the date hereof; and neither the Company nor, to the best of the Company's knowledge, any other party is in breach of or default in any material respect under any of such contracts. There are no actual or proposed business relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement and the Prospectus which have not been described as required. All statistical and market-related data included in the Registration Statement and the Prospectus are correct and are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has received the written consent to the use of such data from such sources to the extent required.

               (iv) The Stock, when issued and sold by the Company to the Underwriters as provided herein, will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof in the Registration Statement and the Prospectus, and the Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever. No further approval or authority of the stockholders or the Board of Directors of the Company will be required for the issuance and sale of the Stock as contemplated herein.

               (v) This Underwriting Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

               (vi) Except as disclosed in the Registration Statement and the Prospectus, there are no (i) contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder's fee or other like payment in connection with this offering, and (ii) there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the company owned or to be owned by such person. There are no persons with (A) registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Underwriting Agreement, except for such rights as have been duly and irrevocably waived or (B) anti-dilution or similar rights to receive additional capital stock of the Company, other than the specific anti-dilution or similar rights issuances as are described in the Registration Statement and the Prospectus.

              (vii) Ernst & Young LLP, who has expressed its opinion with respect to the financial statements of the Company, including the related notes thereto, filed with the Commission as a part of the Registration Statement and included in the Prospectus (the "FINANCIAL STATEMENTS"), is an independent public or certified public accountant as required by the Securities Act and the rules and regulations of the Commission thereunder.

               (viii) The Financial Statements filed with the Commission as a part of the Registration Statement and included in the Prospectus present fairly the financial position of the

                                       4.

Company as of and at the dates indicated and the results of its operations and cash flows for the periods specified. Such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The pro forma financial statements and other pro forma financial information included in the Prospectus and in the Registration Statement present fairly the information contained therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No other pro forma financial information is required to be included in the Registration Statement or the Prospectus pursuant to Regulation S-X. Except as disclosed in the Registration Statement and the Prospectus, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, there has been no Material Adverse Change, nor any development or event involving a prospective Material Adverse Change, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (ix) The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (x) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under the caption "CAPITALIZATION" (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Prospectus or upon exercise of outstanding options, rights or warrants described in the Prospectus). The Common Stock (including the Stock) conforms in all material respects to the description thereof contained in the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of capital stock of the Company, and none of the outstanding options, rights or warrants to purchase capital stock or securities of the Company, were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. After giving effect to irrevocable waivers obtained prior to the execution of this Underwriting Agreement, the stockholders of the Company have no preemptive rights to acquire capital stock of the Company. There are no authorized or outstanding options, rights, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Registration Statement and the Prospectus. The description of the Company's outstanding warrants and stock option, stock bonus and other stock plans or arrangements, and the warrants, options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

                                       5.

               (xi) No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated herein, except such as have been obtained or made under the Securities Act and the Exchange Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Stock by the Underwriters in the manner contemplated herein and in the Registration Statement and the Prospectus, and
(ii) by the National Association of Securities Dealers, Inc. ("NASD"). The Stock to be issued and sold by the Company has been authorized for listing by the Nasdaq National Market upon official notice of issuance.

               (xii) Neither the issue and sale of the Stock, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof will conflict with, result in a breach of or violation under or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company as currently in effect or as presently contemplated, as set forth in the Registration Statement and the Prospectus, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound, or to which its assets or property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its assets or properties. Neither the Company nor any of its affiliates has taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended, (the "EXCHANGE ACT"), or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Stock.

               (xiii) Neither the Company nor its Business is in violation or default of, or is reasonably likely to be in violation of or default under, (i) any provision of its charter or by-laws, as currently in effect or as presently contemplated, as set forth in the Registration Statement and the Prospectus,
(ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its assets or property is subject, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its Business, assets or properties, as applicable. Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes. The Company has no reason to believe, that it is not, or will not be, conducting its Business in compliance with all applicable laws, rules and regulations of all applicable jurisdictions, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

               (xiv) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have any effect on the performance of this Underwriting Agreement or the consummation of any of

                                       6.

the transactions contemplated hereby or (ii) could reasonably be expected to result in a Material Adverse Effect.

               (xv) The Company owns, or has obtained licenses (which such licenses are enforceable against the Company and, to the Company's best knowledge, the other parties thereto) for, the patents, patent rights, patent applications or licenses, inventions, collaborative research agreements, trade secrets, know-how (including trade secrets and other unpatented and/or unpatentable propriety or confidential information, systems or procedures), trademarks, service marks, trade names and copyrights (collectively, the "INTELLECTUAL PROPERTY") which are necessary to conduct its Business; the expiration of any such patents, patent rights, licenses, trade secrets, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Change; the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property; and the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of others with respect to any Intellectual Property which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Change. There is no claim currently pending, or, to the Company's knowledge, threatened, against the Company regarding any Intellectual Property. The Company's Business does not infringe or conflict with any right or patent of, or license or collaborative research agreement with, any third party, or any discovery, invention, product or process which is the subject of a patent application filed by any third party, known to the Company, which such infringement or conflict is reasonably likely to result in a Material Adverse Change. Other than as set forth in the Registration Statement and the Prospectus, (a) the Company has taken all reasonable steps necessary to secure interests in, and preserve the confidential aspects of, its Intellectual Property from its employees and contractors, (b) is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company which are required to be set forth in the Registration Statement and the Prospectus; and (c) is not a party to or bound by any options, licenses or agreements (other than standard off-the-shelf software licenses, as to which the Company is not in default of or violation under) with respect to the Intellectual Property of any other person or entity.

               None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual fiduciary obligation binding on the Company or any of its directors or executive officers or, to the Company's knowledge, any of its employees, or otherwise in violation of the rights of any persons. Except as disclosed in the Registration Statement and the Prospectus, neither the execution nor delivery of this Underwriting Agreement, nor the operation of the Business by the employees of the Company, nor the conduct of the Business will result in any breach or violation of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument known to the Company under which any of such employees is now obligated. The Company has taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of its confidential information and, to the extent contractually required to do so, the confidential information of third parties in its possession.

               (xvi) The Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the Business, and has not received any notice of proceedings relating to the

                                       7.

revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change.

               (xvii) The Company has good and marketable title to all the properties and assets reflected as owned in the Financial Statements referred to above, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as (i) do not materially and adversely affect the value of such properties and assets;
(ii) do not materially interfere with the use made or proposed to be made of such properties and assets by the Company; and (iii) are reflected in the Financial Statements. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

               (xviii) The Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable Financial Statements referred to above in respect of all federal, state and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any tax deficiency that has been or might be asserted or threatened against the Company that could result in a Material Adverse Change. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance and sale by the Company of the Stock.

               (xix) The Company has not offered, or caused the Underwriters to offer, any securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer, vendor, strategic partner or supplier of the Company to alter such party's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products. The Company is aware of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not, and after receipt of payment for the Stock and application of the net proceeds thereof as described in the Registration Statement and the Prospectus will not be, an "INVESTMENT COMPANY" or an entity "CONTROLLED" by an "INVESTMENT COMPANY" within the meaning of the Investment Company Act.

               (xx) The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for the Business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and earthquakes, general liability and directors and officers liability. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct the Business on terms that would not result in a Material Adverse Change.

                                       8.

               (xxi) To the best of the Company's knowledge, no labor disturbance by the employees of the Company exists or is imminent that might be expected to result in a Material Adverse Change.

               (xxii) The Company and each officer and director of the Company and each beneficial owner of 5% or more of the outstanding issued share capital of the Company has signed an agreement substantially in the form attached hereto as Exhibit A (the "LOCK-UP AGREEMENTS"). The Company has provided to counsel for the Underwriters a complete and accurate list of all securityholders of the Company and the number and type of securities held by each securityholder. The Company has provided to counsel for the Underwriters true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other stockholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of Chase Securities Inc.

       In addition, any certificate signed by any executive officer of the Company, delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Stock shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

3.     PURCHASE OF THE STOCK BY THE UNDERWRITERS.

       (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell ________ shares of the Underwritten Stock to the several Underwriters and each of the Underwriters agrees to purchase from the Company the respective aggregate number of shares of Underwritten Stock set forth opposite its name in
Schedule I. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the several Underwriters shall be $______ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule I.

       (b) If for any reason one or more of the Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Underwriting Agreement under the provisions of Section 8 or 9 hereof) to purchase and pay for the number of shares of the Stock agreed to be purchased by such Underwriter or Underwriters, the Company shall immediately give notice thereof to you, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of such notice to purchase, or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter or Underwriters and upon the terms herein set forth, all or any part of the shares of the Stock which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such shares and portion, the number of shares of the Stock which each non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining shares and portion which the defaulting Underwriter or

                                       9.

Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the shares and portion which the defaulting Underwriter or Underwriters agreed to purchase if the aggregate number of such shares of the Stock exceeds 10% of the total number of shares of the Stock which all Underwriters agreed to purchase hereunder. If the total number of shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to you for purchase of such shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the shares of the Stock which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Underwriting Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph (b), and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

       (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the several Underwriters to purchase, severally and not jointly, up to _______ shares in the aggregate of the Option Stock from the Company at the same price per share as the Underwriters shall pay for the Underwritten Stock. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the thirtieth day after the date of this Agreement upon written or telegraphic notice by you to the Company setting forth the aggregate number of shares of the Option Stock as to which the several Underwriters are exercising the option. Delivery of certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of the Option Stock to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Stock to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Stock, as adjusted by you in such manner as you deem advisable to avoid fractional shares.

4.     OFFERING BY UNDERWRITERS.

       (a) The terms of the initial public offering by the Underwriters of the Stock to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.

       (b) The information set forth in the last paragraph on the front cover page of the Prospectus and under the fifth and thirteenth paragraphs of the caption "UNDERWRITING" in the Registration Statement and the Prospectus (insofar as such information relates to the Underwriters) constitutes the only Underwriter Provided Information, and you on behalf of the

                                      10.

respective Underwriters represent and warrant to the Company that the Underwriter Provided Information is true and correct in all material respects.

5.     DELIVERY OF AND PAYMENT FOR THE STOCK.

       (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the office of Cooley Godward LLP, One Freedom Square, 11951 Freedom Drive, Reston, Virginia 20190, at 7:00 a.m., San Francisco time, on the fourth business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such fourth business day, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment (which may be postponed as provided in Section 3(b) hereof) are herein called the "CLOSING DATE".

       (b) If the option granted by Section 3(c) hereof shall be exercised after 7:00 a.m., San Francisco time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the office of Cooley Godward LLP, One Freedom Square, 11951 Freedom Drive, Reston, Virginia 20190, at 7:00 a.m., San Francisco time, on the third business day after the exercise of such option.

       (c) Payment for the Stock purchased from the Company shall be made to the Company or its order by one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Stock to you for the respective accounts of the several Underwriters against receipt therefor signed by you. Certificates for the Stock to be delivered to you shall be registered in such name or names and shall be in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of the Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging at the offices of Lewco Securities Corporation, 2 Broadway, New York, New York 10004 on the business day prior to the Closing Date or, in the case of the Option Stock, by 12:00 p.m., San Francisco time, on the business day preceding the date of purchase.

       It is understood that you, individually and not on behalf of the Underwriters, may (but shall not be obligated to) make payment to the Company for shares to be purchased by any Underwriter whose check shall not have been received by you on the Closing Date or any later date on which Option Stock is purchased for the account of such Underwriter. Any such payment by you shall not relieve such Underwriter from any of its obligations hereunder.

6. FURTHER AGREEMENTS OF THE COMPANY. The Company covenants and agrees as follows:

       (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A and (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which you shall not previously have been advised and furnished with a copy or to which you shall have reasonably objected in

                                      11.

writing or which is not in compliance with the Securities Act or the rules and regulations of the Commission.

       (b) The Company will promptly notify each Underwriter in the event of (i) the request by the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, (iii) the institution or notice of intended institution of any action or proceeding for that purpose,
(iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Stock for sale in any jurisdiction, or
(v) the receipt by it of notice of the initiation or threatening of any proceeding for such purpose. The Company will make every reasonable effort to prevent the issuance of such a stop order and, if such an order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.

       (c) The Company will (i) on or before the Closing Date, deliver to you a signed copy of the Registration Statement and of its registration statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any, to the Registration Statement (together with, in each case, all exhibits thereto unless previously furnished to you) and will also deliver to you, for distribution to the Underwriters, a sufficient number of additional conformed copies of each of the foregoing (but without exhibits) so that one copy of each may be distributed to each Underwriter, (ii) as promptly as possible deliver to you and send to the several Underwriters, at such office or offices as you may designate, as many copies of the Prospectus as you may reasonably request, and
(iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as you may reasonably request for the purposes contemplated by the Securities Act.

       (d) If at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by you, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser of the Stock, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Stock by the Underwriters and during such period, the Underwriters shall propose to vary the terms of offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The

                                      12.

Company authorizes the Underwriters and all dealers to whom any of the Stock may be sold by the several Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Stock in accordance with the applicable provisions of the Securities Act and the applicable rules and regulations thereunder for such period.

       (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.

       (f) The Company will cooperate, when and as requested by you, in the qualification of the Stock for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. The Company will, from time to time, prepare and file such statements, reports, and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Stock.

       (g) During a period of five years commencing with the date hereof, the Company will furnish to you, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to stockholders of the Company and of all information, documents and reports filed with the Commission.

       (h) Not later than the 45th day following the end of the fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders an earnings statement in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder.

       (i) The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Underwriting Agreement, including all costs and expenses incident to (i) the preparation, printing and filing with the Commission and the National Association of Securities Dealers, Inc. of the Registration Statement, any Preliminary Prospectus and the Prospectus, (ii) the furnishing to the Underwriters of copies of any Preliminary Prospectus and of the several documents required by paragraph (c) of this Section 6 to be so furnished, (iii) the printing of this Underwriting Agreement and related documents delivered to the Underwriters, (iv) the preparation, printing and filing of all supplements and amendments to the Prospectus referred to in paragraph (d) of this Section 6, (v) the furnishing to you and the Underwriters of the reports and information referred to in paragraph (g) of this Section 6 and (vi) the printing and issuance of stock certificates, including the transfer agent's fees.

       (j) The Company agrees to reimburse you, for the account of the several Underwriters, for fees and related disbursements (including counsel fees and disbursements and cost of printing memoranda for the Underwriters) paid by or for the account of the Underwriters or their counsel in qualifying the Stock under state securities or blue sky laws and facilitating or effecting the review of the offering by the NASD (Corporate Financing Department review).

                                      13.

       (k) The Company hereby agrees that, without the prior written consent of Chase Securities Inc. on behalf of the Underwriters, the Company will not, for a period of 180 days following the commencement of the public offering of the Stock by the Underwriters, directly or indirectly, (i) sell, offer, contract to sell, make any short sale, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences or ownership of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Stock to be sold to the Underwriters pursuant to this Agreement, (B) shares of Common Stock issued by the Company
(x) in connection with acquisitions, (y) upon the exercise of options granted under the stock option plans of the Company (the "OPTION PLANS"), (z) upon the conversion of convertible debt or the exercise of warrants outstanding as of the date hereof or the issuance of Common Stock pursuant to pre-existing anti-dilution rights, all as described in the Registration Statement and the Prospectus, and (C) options to purchase Common Stock granted or sales of Common Stock made under the Option Plans.

       (l) If at any time during the 25-day period after the Registration Statement becomes effective any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your opinion the market price for the Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

       (m) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs (including following the receipt and application of proceeds from the sale of stock consistent with the Registration Statement and the Prospectus), in such a manner to ensure that the Company was not and will not be an "INVESTMENT COMPANY" or a company "CONTROLLED" by an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

       (n) In connection with the Directed Share Program, the Underwriters will notify the Company in writing as to which Participants will need to be restricted under the rules of the NASD from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. The Company will direct the transfer agent to place stop transfer restrictions upon such Participants' Directed Shares for such period of time.

       (o) The Company will pay all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share

                                      14.

Program. Furthermore, the Company covenants with the Underwriters that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

7.     INDEMNIFICATION AND CONTRIBUTION.

       (a) The Company agrees to indemnify and hold harmless each Underwriter and each person (including each partner or officer thereof) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise, and the Company agrees to reimburse each such Underwriter and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that (1) the indemnity agreements of the Company contained in this paragraph (a) shall not apply to the Underwriter Provided Information, it being understood that the only information constituting Underwriter Provided Information shall be that which is specified in Section 4(b) hereof, and (2) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the Stock which is the subject thereof (or to the benefit of any person controlling such Underwriter) if at or prior to the written confirmation of the sale of such Stock a copy of the Prospectus (or the Prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) unless the failure is the result of noncompliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

       The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities

                                      15.

Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of any such Underwriter.

       (b) Each Underwriter severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its officers and directors who signs the Registration Statement on his own behalf or pursuant to a power of attorney, each other Underwriter and each person (including each partner or officer thereof) who controls the Company or any such other Underwriter within the meaning of Section 15 of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject under the Securities Act, the Exchange Act, or the common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding which may be brought against, the respective indemnified parties, in each case, subject to the proviso below, arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided in each case to the extent, but only to the extent such untrue statement or omission referred to in clause (i) or (ii) above was made in reliance upon and in conformity with the Underwriter Provided Information, it being understood that the only information constituting Underwriter Provided Information shall be that which is specified in Section 4(b) hereof. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery of and payment for the Stock.

       (c)     Each party indemnified under the provision of paragraphs (a) and
(b) of this Section 7 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against, it in respect of which indemnity may be

                                      16.

sought on account of any indemnity agreement contained in such paragraphs, it will promptly give written notice (the "NOTICE") of such service or notification to the party or parties from whom indemnification may be sought hereunder. No indemnification provided for in such paragraphs shall be available to any party who shall fail so to give the Notice if the party to whom such Notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which the Notice would have related and was materially prejudiced by the failure to give the Notice, but the omission so to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party shall be entitled at its own expense to participate in the defense of any action, suit or proceeding against, or investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of the Notice by giving written notice (the "NOTICE OF DEFENSE") to the indemnified party, to assume (alone or in conjunction with any other indemnifying party or parties) the entire defense of such action, suit, investigation, inquiry or proceeding, in which event such defense shall be conducted, at the expense of the indemnifying party or parties, by counsel chosen by such indemnifying party or parties and reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties reasonably determine that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct the defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. If, within a reasonable time after receipt of the Notice, an indemnifying party gives a Notice of Defense and the counsel chosen by the indemnifying party or parties is reasonably satisfactory to the indemnified party or parties, the indemnifying party or parties will not be liable under paragraphs (a) through (c) of this
Section 7 for any legal or other expenses subsequently incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding, except that (A) the indemnifying party or parties shall bear the legal and other expenses incurred in connection with the conduct of the defense as referred to in clause (i) of the proviso to the preceding sentence and (B) the indemnifying party or parties shall bear such other expenses as it or they have authorized to be incurred by the indemnified party or parties. If, within a reasonable time after receipt of the Notice, no Notice of Defense has been given, the indemnifying party or parties shall be responsible for any legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding.

       (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) of this Section 7, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraph (a) or (b) of this Section 7 (i) in such proportion as is appropriate to reflect the relative benefits received by each indemnifying party from the offering of the Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable

                                      17.

law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each indemnifying party in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Stock received by the Company and the total underwriting discount received by the Underwriters, as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Stock. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by each indemnifying party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

       The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities, or actions in respect thereof, referred to in the first sentence of this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigation, preparing to defend or defending against any action or claim which is the subject of this paragraph (d). Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Stock purchased by such Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

       Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect of which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service shall not relieve the party from whom contribution may be sought from any obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 7).

       (e) The Company will not, without the prior written consent of each Underwriter, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Underwriter or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such Underwriter and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                                      18.

8. TERMINATION. This Agreement may be terminated by you at any time prior to the Closing Date by giving written notice to the Company if after the date of this Agreement, trading in the Common Stock shall have been suspended or if there shall have occurred (i) the engagement in hostilities or an escalation of major hostilities by the United States or the declaration of war or a national emergency by the United States on or after the date hereof, (ii) any outbreak of hostilities or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in the Underwriters' reasonable judgment, make the offering or delivery of the Stock impracticable, (iii) suspension of trading in securities generally or a material adverse decline in value of securities generally on the New York Stock Exchange, the American Stock Exchange, The Nasdaq Stock Market, or the setting of minimum prices for trading or limitations on prices (other than limitations on hours or numbers of days of trading) for securities on either such exchange or system, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority which in the Underwriters' reasonable opinion materially and adversely affects or will materially or adversely affect the Business or the operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in the Underwriters' reasonable opinion has a material adverse effect on the securities markets in the United States. If this Agreement shall be terminated pursuant to this Section 8, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i), (j), (n) and (o) of Section 6 hereof.

9. CONDITIONS OF UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters to purchase and pay for the Stock shall be subject to the performance by the Company of all its obligations to be performed hereunder at or prior to the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and to the following further conditions:

       (a) If not effective prior to the execution and delivery of this Underwriting Agreement, the Registration Statement shall have become effective not later than 7:00 p.m., San Francisco time, on the date of this Underwriting Agreement or such later date as shall have been consented to by the Underwriters; and no stop order suspending the effectiveness thereof shall have been issued and no proceedings therefor shall be pending or threatened by the Commission.

       (b) The legality and sufficiency of the sale of the Stock hereunder and the validity and form of the certificates representing the Stock, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements contained therein), shall have been approved at or prior to the Closing Date by Cooley Godward LLP, counsel for the Underwriters.

       (c) You shall have received from each of Fulbright & Jaworski L.L.P., counsel for the Company, and from the Vice President, General Counsel and Corporate Secretary of the

                                      19.

Company, an opinion, addressed to the Underwriters and dated the Closing Date, covering the matters set forth in Annex A hereto, and if Option Stock is purchased at any date after the Closing Date, additional opinions from each such counsel, addressed to the Underwriters and dated such later date, confirming that the statements expressed as of the Closing Date in such opinions remain valid as of such later date.

       (d) You shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, respectively, not misleading, (ii) since the Effective Date, no event has occurred which should have been set forth in a supplement or amendment to the Prospectus which has not been set forth in such a supplement or amendment, (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the Business or the assets, management, general affairs, properties, stockholders' equity, financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, and, since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, (iv) the Company does not have any material contingent obligations which are not disclosed in the Registration Statement and the Prospectus, (v) there are not any pending or known threatened legal proceedings to which the Company is a party or of which property of the Company is the subject which are material and which are not disclosed in the Registration Statement and the Prospectus, (vi) there are not any franchises, contracts, Intellectual Property agreements or arrangements, leases or other documents which are required to be filed as exhibits to the Registration Statement which have not been filed as required,
(vii) the representations and warranties of the Company herein are true and correct as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, and (viii) there has not been any material change in the market for securities in general or in political, financial or economic conditions from those reasonably foreseeable as to render it impracticable in your reasonable judgment to make a public offering of the Stock, or a material adverse change in market levels for securities in general (or those of companies in particular) or financial or economic conditions which render it inadvisable to proceed.

       (e) You shall have received on the Closing Date and on any later date on which Option Stock is purchased a certificate, dated the Closing Date or such later date, as the case may be, and signed by the President and Chief Executive Officer and the Chief Financial Officer of the Company, stating that
(i) the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any supplements or amendments thereto, and that the statements included in clauses (i) through (vii) of paragraph (d) of this Section 9 are true and correct and (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

       (f) You shall have received from Ernst & Young LLP, a letter or letters, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is

                                      20.

purchased, confirming that they are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder and based upon the procedures described in their letter delivered to you concurrently with the execution of this Agreement covering the matters set forth in Annex B hereto (the "ORIGINAL LETTER"), but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The letters shall not disclose any change, or any development involving a prospective change, in or affecting the Business or the assets, management, general affairs, properties, stockholders' equity, financial condition or results of operations of the Company which, in your sole judgment, makes it impractical or inadvisable to proceed with the public offering of the Stock or the purchase of the Option Stock as contemplated by the Prospectus.

       (g) You shall have been furnished evidence in usual written or telegraphic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.

       (h) Prior to the Closing Date, the Stock to be issued and sold by the Company shall have been duly authorized for quotation on the Nasdaq National Market upon official notice of issuance.

       (i) On or prior to the Closing Date, you shall have received executed copies of the Lock-Up Agreements.

       All the agreements, opinions, certificates and letters mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if Cooley Godward LLP, counsel for the Underwriters, shall be satisfied that they comply in form and scope.

       In case any of the conditions specified in this Section 9 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i),
(j), (n) and (o) of Section 6 hereof, and (ii) if this Agreement is terminated by you because of any refusal, inability or failure on the part of the Company to perform any agreement herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.

                                      21.

10. CONDITIONS OF THE OBLIGATION OF THE COMPANY. The obligation of the Company to deliver the Stock shall be subject to the conditions that (a) the Registration Statement shall have become effective and (b) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.

       In case either of the conditions specified in this Section 10 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraphs (i), (j),
(n) and (o) of Section 6 hereof.

11. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 7 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 7 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 11 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent any such payment is ultimately held to be improper, the persons receiving such payments shall promptly refund them and (ii) such persons shall provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

12. PERSONS ENTITLED TO BENEFIT OF AGREEMENT. This Agreement shall inure to the benefit of the Company and the several Underwriters and, with respect to the provisions of Section 7 hereof, the several parties (in addition to the Company and the several Underwriters) indemnified under the provisions of said
Section 7, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "SUCCESSORS AND ASSIGNS" as herein used shall not include any purchaser, as such purchaser, of any of the Stock from any of the several Underwriters.

13. NOTICES. Except as otherwise provided herein, all communications hereunder shall be in writing or by telegraph and, if to the Underwriters, shall be mailed, telegraphed or delivered to Chase Securities Inc., One Bush Street, San Francisco, California 94104; and if to the Company, shall be mailed, telegraphed or delivered to it at its office, Yellowbrix, Inc., 66 Canal Center Plaza, Suite 70, Alexandria, Virginia 22314, Attention: David C. Hoppmann, President and CEO. All notices given by telegraph shall be promptly confirmed by letter.

14. MISCELLANEOUS. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or their respective directors or officers, and (c) delivery and payment for

                                      22.

the Stock under this Agreement; provided, however, that if this Agreement is terminated prior to the Closing Date, the provisions of paragraphs (k) and (l) of Section 6 hereof shall be of no further force or effect.

       This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

       This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                                      23.

       Please sign and return to the Company the enclosed duplicates of this letter, whereupon this letter will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                          Very truly yours,

                                          YELLOWBRIX, INC.

                                          By:
                                                -----------------------------
                                                David C.  Hoppmann, President
                                                  and Chief Executive Officer


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

CHASE SECURITIES INC.
DAIN RAUSCHER INCORPORATED
WIT SOUNDVIEW CORPORATION

By:   Chase Securities Inc.

By:
      --------------------------
      Managing Director

Acting on behalf of the several
Underwriters, including themselves,
named in Schedule I hereto.

                                      24.

                                   SCHEDULE I

                                  UNDERWRITERS

                                                       NUMBER OF SHARES
            UNDERWRITER                                TO BE PURCHASED

Chase Securities Inc. ..............................
Dain Rauscher Incorporated..........................
Wit SoundView Corporation...........................













                  ....................................      _____


                                      25.

                                    ANNEX A

      MATTERS TO BE COVERED IN THE OPINION OF FULBRIGHT & JAWORSKI L.L.P.,
                            COUNSEL FOR THE COMPANY


               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with the power and authority to own its assets and properties and conduct its Business; the Company is duly qualified as a foreign corporation and in good standing in each state of the United States of America in which its ownership or leasing of property requires such qualification (except where the failure to be so qualified would not have a material adverse effect on the Business or the assets, management, general affairs, properties, stockholders' equity, financial condition or results of operations of the Company, and has full corporate power and authority to own or lease its properties and conduct its Business.

               (ii) Immediately prior to the Closing Date, the authorized capital stock of the Company consists of _____ shares of Common Stock, $0.001 par value per share, of which there are outstanding ______ shares, and ______ shares of Preferred Stock, $0.001 par value per share, of which there are outstanding _____ shares. Upon the consummation of the transactions contemplated by the Registration Statement, including without limitation the sale of the Stock and the conversion of the Preferred Stock in accordance its terms, there will be outstanding _____ shares of Common Stock, $0.001 par value per share (including the Underwritten Stock plus the number of shares of Option Stock, if any, issued on the date hereof) and no shares of Preferred Stock, $0.001 par value per share. The Underwritten Stock delivered on the Clsoing Date and all other outstanding shares of capital stock of the Company have been duly and validly issued, are fully paid and nonassessable and conform to the description thereof contained in the Registration Statement and the Prospectus; any Option Stock purchased after the Closing Date, when issued and delivered to and paid for by the Underwriters as provided in the Underwriting Agreement, will have been duly and validly issued, fully paid and nonassessable and conform to the description thereof contained in the Registration Statement and the Prospectus; no preemptive rights of, or rights of refusal in favor of, stockholders exist with respect to the Stock, or the issue and sale thereof, pursuant to statutory law or the Certificate of Incorporation or Bylaws of the Company; to the knowledge of such counsel, there are no contractual preemptive rights that have not been waived, rights of first refusal or rights of co-sale which exist with respect to the issue and sale of the Stock; and the grant of all outstanding options and the issuance of all outstanding warrants have been duly authorized and validly issued.

               (iii) All holders of securities of the Company having rights to the registration of shares of Common Stock, or other securities, because of the filing of the Registration Statement by the Company have waived such rights or such rights have expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement. There are no contracts, agreements or

                                      26.

understandings between the Company and any person granting such person the right to require the Company with respect to any securities of the Company owned or to be owned by such person to require the Company to include such securities in the securities registered pursuant to the Registration Statement. Except as set forth in the Registration Statement and Prospectus, there are no contracts, agreements, or understandings known to such counsel between the Company and any person granting to such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person pursuant to any other registration statement filed by the Company under the Securities Act. The Company is not and, after giving effect to the offering and sale of the stock and the application of the proceeds thereof as described in the Registration Statement and Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940. Except as disclosed in the Registration Statement and the Prospectus, no Person is entitled to be issued capital stock pursuant to anti-dilution, performance or similar rights.

               (iv) The Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus is in effect and no proceedings for that purpose have been instituted or are pending or contemplated by the Commission. The Registration Statement and the Prospectus (except as to the financial statements and schedules and other financial data contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and with the rules and regulations of the Commission thereunder. The offer and sale of the Company's Series B Preferred Stock was consummated pursuant to exemptions from registration pursuant to the Securities Act (the "PRIVATE OFFERING"), and the Private Offering is not subject to integration under the Securities Act with the registration under the Securities Act of the offering of Common Stock pursuant to the Underwriting Agreement. The Form 8-A Registration Statement complied as to form in all material respects with the requirements of the Exchange Act; the Form 8-A Registration Statement has become effective under the Exchange Act.

               (v) The information required to be set forth in the Registration Statement in answer to Items 9, 10 (insofar as it relates to such counsel) and 11(c) of Form S-1 is to the best of such counsel's knowledge accurately and adequately set forth therein in all material respects or no response is required with respect to such Items, and, to the best of such counsel's knowledge, the description of the Company's stock option plans and the options granted and which may be granted thereunder and the options and warrants granted otherwise than under such plans set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to said plans and options to the extent required by the Securities Act and the rules and regulations of the Commission thereunder. Except for the matters covered by paragraph (vi) below, the descriptions and statements in the Registration Statement and the Prospectus, insofar as such descriptions and statements summarize the status of litigation or other proceedings or the provisions of agreements, documents, orders, judgments or decrees, or constitute statements or summaries of law, descriptions of statutes, rules or regulations or conclusions of law, constitute accurate summaries thereof in all material respects. Such counsel does not know of any franchises, licenses, Intellectual Property agreements or arrangements, contracts, leases, documents, laws or regulations, or legal proceedings, pending, proposed or threatened, which in the opinion of such counsel are of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement, which are not described and filed as required.

                                      27.

               (vi) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending relating to any material patent rights, trade secrets, trademarks, service marks or other proprietary information or materials of the Company's Business, and to the best of such counsel's knowledge no such proceedings are threatened or contemplated by governmental authorities or others; such counsel does not know of any contracts or other documents, relating to governmental regulation affecting the Company's Business or the Company's patent rights, trade secrets, trademarks, service marks or other proprietary information or materials, of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus that are not filed or described as required; to the best of such counsel's knowledge, the Company is not infringing or otherwise violating any patents, trade secrets, trademarks, service marks or other proprietary information or materials, of others, and to the best of such counsel's knowledge there are no infringements by others of any of the Company's patents, trade secrets, trademarks, service marks or other propriety information or materials which in the judgment of such counsel could affect materially the use thereof by the Company; and to the best of such counsel's knowledge, the Company owns or possesses sufficient licenses or other rights to use all patents, trade secrets, trademarks, service marks or other propriety information or materials necessary to conduct the Business.

               (vii) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

               (viii) The issue and sale by the Company of the shares of Stock sold by the Company as contemplated by the Underwriting Agreement will not conflict with, or result in a breach of, the Certificate of Incorporation or Bylaws of the Company or any agreement or instrument to which the Company is a party or any applicable law or regulation, or so far as is known to such counsel, any order, writ, injunction or decree, of any jurisdiction, court or governmental instrumentality, and the Company has full power and authority to authorize, issue and sell the stock as contemplated by the Underwriting Agreement.

               (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated in the Underwriting Agreement, except such as have been obtained under the Securities Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Stock by the Underwriters. The Stock issued and sold by the Company will be duly authorized for quotation on the Nasdaq National Market upon official notice of issuance.

                      ------------------------------------

               Counsel rendering the foregoing opinion may rely as to questions of law not involving the laws of the United States or of the State of Delaware, upon opinions of local counsel satisfactory in form and scope to counsel for the Underwriters. Copies of any opinions so relied upon shall be delivered to the Underwriters and to counsel for the Underwriters and the foregoing opinion shall also state that counsel knows of no reason the Underwriters are not entitled to rely upon the opinions of such local counsel.

                                      28.

               In addition to the matters set forth above, counsel rendering the foregoing opinion shall also include a statement to the effect that nothing has come to the attention of such counsel that leads them to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      MATTERS TO BE COVERED BY THE OPINION OF THE VICE PRESIDENT, GENERAL
                 COUNSEL AND CORPORATE SECRETARY OF THE COMPANY

               Nothing has come to the attention of counsel that leads him to believe that the Registration Statement (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) at the Effective Date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Prospectus (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need not express any opinion or belief) as of its date or at the Closing Date (or any later date on which Option Stock is purchased), contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                      29.